 EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

TOMMY HILFIGER

PHILLIPS-VAN HEUSEN CORPORATION TO ACQUIRE TOMMY HILFIGER B.V. FOR APPROXIMATELY $3.0 BILLION

 Will Create One Of World’s Largest And Most Profitable Apparel Companies

Expected To Accelerate International Growth And Be Immediately Accretive To EPS Before One-Time Costs And Accounting Charges

New York, New York - March 15, 2010 – Phillips-Van Heusen Corporation (NYSE: PVH) today announced a definitive agreement for PVH to acquire Tommy Hilfiger B.V., which is controlled by funds affiliated with Apax Partners L.P., for total consideration of €2.2 billion (approximately $3.0 billion) plus the assumption of €100 million in liabilities. The consideration includes €1.924 billion in cash and €276 million in PVH common stock. The combination will create one of the world’s largest and most profitable apparel companies; a global business with combined revenue of approximately $4.6 billion.

PVH expects the transaction to be immediately accretive to earnings per share before one-time costs and accounting charges.  PVH expects earnings accretion of $0.20 to $0.25 per share on a non-GAAP basis in the 2010 fiscal year ending January 30, 2011 and earnings accretion of $0.75 to $1.00 per share in the 2011 fiscal year ending January 29, 2012.  The 2010 earnings accretion estimate excludes one-time cash integration costs and transaction expenses of approximately $100 million related to the transaction, or approximately $1.00 per share.  PVH expects to realize approximately $40 million of annualized cost synergies in the transaction.

The closing of the transaction is subject to receipt of financing and other customary conditions, including receipt of required regulatory approvals, which PVH does not anticipate difficulty in obtaining.  The transaction does not require a PVH stockholder vote and is expected to close during PVH’s fiscal 2010 second quarter.

“This is a unique opportunity to bring together two premier companies, each with iconic brands, which will deliver enhanced opportunities for our stockholders, business partners, customers and employees as we leverage a combined global platform in the years ahead,” said Emanuel Chirico, Chairman and Chief Executive Officer of PVH.  “During almost four years as a private company under the leadership of Fred Gehring and his team, Tommy Hilfiger has continued to gain momentum in Europe and Asia, while successfully rebuilding its business in North America, producing impressive overall performance, and generating strong profitability and free cash flow even during the recession.”

“We are very pleased to be joining forces with PVH, one of the premier apparel companies in the world. The scale of the combined company in the U.S. will deliver obvious benefits for both companies, while Tommy Hilfiger’s significant international presence and infrastructure offers an opportunity for PVH to introduce a number of its brands into the international market,” said Fred Gehring, Chief Executive Officer of Tommy Hilfiger. “Customers around the world love Tommy Hilfiger’s classic American cool design and brand image and this transaction provides us with the perfect platform to support continued growth and success. We look forward to building on the momentum of the two companies, delivering significant growth for our customers, employees and partners long into the future.”

Added Emanuel Chirico, “Tommy Hilfiger fits all of our acquisition criteria: a strong brand, superior management, highly profitable, immediately accretive to earnings, and focused on international growth.  We also believe that our cultures are highly compatible.  All of this makes us confident that this compelling combination will generate strong revenue growth, high operating margins and substantial free cash flow, which should enable us to reduce debt very quickly while continuing to grow the companies’ respective brands and businesses.”

Upon the closing of the transaction, Mr. Tommy Hilfiger will remain in his role as Principal Designer and Visionary for the Tommy Hilfiger brand. Fred Gehring will continue as CEO of Tommy Hilfiger, will assume the added responsibility as CEO of PVH’s international operations, and will join the PVH Board of Directors.

Mr. Tommy Hilfiger said: “This is the next phase in the global evolution and expansion of the Tommy Hilfiger brand. I am confident that Manny Chirico and the PVH organization will provide Tommy Hilfiger with the support and investment to allow my great partners in the Tommy Hilfiger organization to do what is necessary to take our brand to new heights.  I look forward to remaining actively involved in the business and believe that PVH is the ideal partner to help us achieve our goals.”

Mr. Christian Stahl, a partner at Apax Partners, said: “Apax and PVH have a history of successful partnerships from the time we supported PVH in its acquisition of Calvin Klein. The management team of Tommy Hilfiger has done an outstanding job in growing the business in a very difficult economic time.  We are very pleased that these two great companies and management teams are coming together now to form one of the most powerful global fashion businesses and that we will be a significant stockholder in PVH going forward.  PVH has a track record of smoothly integrating world class brands and creating a strong platform for significant future growth.  They proved it with Calvin Klein, and we look forward to a similar success with Tommy Hilfiger.”

Tommy Hilfiger’s revenue for its fiscal year ending March 31, 2010 is expected to be approximately $2.25 billion, with earnings before interest and taxes of approximately $280 million, which excludes approximately $40 million of impairment charges, and depreciation and amortization of approximately $100 million.  Approximately 46% of this revenue is expected to be derived from wholesale sales,  52% from retail sales, and 2% from licensing income, with 66% of total revenue from international sources and 34% from the U.S.  Tommy Hilfiger has approximately 1,000 stores globally.

Terms and Financing of the Transaction

PVH expects to finance the €1.924 billion cash portion of the acquisition and refinance its $300 million of existing senior unsecured notes with a combination of approximately $385 million of cash on hand, $2.45 billion of senior secured debt (including an undrawn revolver of $450 million), $600 million of senior unsecured notes and $200 million in PVH perpetual convertible preferred stock described below.  In addition, PVH currently plans to raise approximately $200 million in common stock through a public offering prior to closing.

Based on the closing price of PVH common stock on Friday, March 12, 2010 and current exchange rates, PVH would issue to Apax and the other Tommy Hilfiger shareholders approximately 8.7 million shares, subject to certain adjustments, or about 13% of the pro forma outstanding shares.  The selling shareholders, including Apax, have agreed to lock-up provisions for a period of 9 to 15 months, subject to certain conditions.

PVH will acquire Tommy Hilfiger on a cash-free/debt-free basis, plus the assumption of €100 million in liabilities and a customary working capital adjustment.  The transaction is subject to receipt of financing by PVH, which PVH has agreed to obtain subject to certain limitations on cost and terms.  In the event that the transaction does not close due to failure to obtain the financing or certain other conditions, PVH has agreed to pay €69 million to the selling shareholders.

PVH has agreed with affiliates of LNK Partners, L.P. and MSD Capital, L.P. to sell, concurrent with the closing of the transaction, $200 million of perpetual preferred stock, convertible into PVH common stock at $47.74 per share.  The preferred stock has no coupon and a liquidation preference equal to the face amount.  The preferred stock is convertible into approximately 6% of the pro forma outstanding shares.

In addition to Mr. Gehring, upon closing, Christian Stahl and David Landau (a partner at LNK) will join the PVH Board of Directors.  Details of the transaction will be included in a filing on Form 8-K, which PVH expects to file shortly.

Advisors

Peter J. Solomon Company L.P. is acting as lead financial advisor to PVH in connection with the acquisition and the financing of the transaction and sole advisor to the PVH Board of Directors.  Wachtell, Lipton, Rosen & Katz is serving as legal advisor to PVH.

Barclays Capital and Deutsche Bank, global debt coordinators, and Bank of America Merrill Lynch, Credit Suisse and RBC Capital Markets will arrange financing for the transaction.  Barclays Capital, Deutsche Bank, Bank of America Merrill Lynch, and RBC Capital Markets also acted as financial advisors to PVH.

Credit Suisse acted as lead financial advisor to the Tommy Hilfiger Group and as sole advisor to Apax Partners.  Morgan Stanley and Citi also acted as financial advisors to Tommy Hilfiger Group.  Simpson Thacher & Bartlett LLP and Stibbe acted as legal advisors for the Tommy Hilfiger Group and Apax Partners. PricewaterhouseCoopers LLP acted as financial diligence advisor and Ernst & Young LLP acted as tax advisor for the group.

Conference Call and Webcast Details

PVH will host a conference call and webcast for the investment community today at 8:30 am ET to discuss this announcement.  The dial-in number is (800) 289-0507 in the U.S. or (913) 312–0722 from outside the U.S., and the passcode is 8294120.  Additional materials related to the transaction are available in the investor relations section of www.pvh.com.

The call will be broadcast live over the Internet via www.companyboardroom.com and www.pvh.com. For those who are unable to listen to the live broadcast, a replay will be available shortly after the call on the above websites for 12 months. In addition, an audio replay can be listened to for 48 hours, commencing approximately two hours after the call. To listen to the replay call, dial (888) 203-1112 in the U.S. or (719) 457-0820 from outside the U.S. and enter the passcode number 8294120.

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About PVH

Phillips-Van Heusen Corporation is one of the world's largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Tommy Hilfiger, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, unlisted, A Kenneth Cole Production, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY and Timberland.

About The Tommy Hilfiger Group

With a premium lifestyle brand portfolio that includes Tommy Hilfiger and Hilfiger Denim, The Tommy Hilfiger Group of Companies is one of the world’s most recognized designer apparel groups. The Group’s focus is designing and marketing high-quality menswear, womenswear, children’s apparel and denim collections. Through select licensees, the Group offers complementary lifestyle products such as accessories, fragrances and home furnishings. Tommy Hilfiger Group merchandise is available to consumers worldwide through an extensive network of dedicated retail stores, leading specialty and department stores and other carefully controlled distribution channels. For additional information about the Tommy Hilfiger Group of Companies, please visit www.tommy.com.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice and management of Apax Partners globally total approximately $40 billion. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Retail & Consumer, Tech & Telecom, Media, Healthcare and Financial & Business Services. For more information visit: www.apax.com.

Media Contact:

Dan Gagnier, Sard Verbinnen & Co

212-687-8080

Investor Contact:

Michael Shaffer, Exec. V.P. & C.F.O., Phillips-Van Heusen Corp.

212-381-3523

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Forward-looking statements made in this press release, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger BV and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts, including by selling high yield notes, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (v) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize any benefits from Tommy Hilfiger, if the acquisition is consummated; (vi) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vii) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (viii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.